Exhibit 99.1

CONSENT IN WRITING OF
BOARDS OF DIRECTORS OF
JOCOM HOLDINGS CORP.

IN LIEU OF AN ORGANIZATIONAL MEETING

September 25, 2023

Pursuant to Sections 78.315 of the Nevada Revised Statutes, the undersigned being the Directors of JOCOM HOLDINGS CORP., a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1.	Issuance of shares

WHEREAS various subscribers have agreed to subscribe for and have paid for shares of common stock in the capital of the Company pursuant to the Company’s registration statement on Form S-1, which was declared effective on December 19, 2022;

THAT shares of common stock be issued to the following Individual and Companies:

Name	Share to issue	Payment	Per share price
ANGIE GOW SEH CHANG	15,000	$15,000	$1.00
KHOO GHI GEOK	10,000	$10,000	$1.00
KOH MONG PHENG	10,000	$10,000	$1.00
WONG LAI NGEE	10,000	$10,000	$1.00
LOW KIAN HOCK	8,000	$8,000	$1.00
LEE BONG LAN	5,000	$5,000	$1.00
LIM KAI CHUAN	5,000	$5,000	$1.00
TEY HUI BEE	4,500	$4,500	$1.00
BENEDICK NG CHOR LENG	3,000	$3,000	$1.00
CHONG SENG YEAP	2,000	$2,000	$1.00
CRYSTAL CHIN HUI HUI	2,000	$2,000	$1.00
TEOH SZE HUAN	2,000	$2,000	$1.00
CHEAH POH CHOO	1,000	$1,000	$1.00
KOAY BEE GEOK	1,000	$1,000	$1.00
LIM AH PANG @ LIM AH MAY	1,000	$1,000	$1.00
TUI YI CHUANG	1,000	$1,000	$1.00
TOTAL	80,500	$80,500	$1.00

NOW, THEREFORE, BE IT:

RESOLVED, that the Initial Public Offering be closed as of the date first written above.

RESOLVED, that the Company be, and hereby is authorized to enter into subscription agreements to sell the Shares pursuant to the Initial Public Offering; and be it further

RESOLVED, that any and all actions taken by the officers and directors of the Company in connection with the foregoing resolutions be an hereby are approved and ratified as if approved prior to such actions being taken; and be it further

RESOLVED, that the proper officers be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to do all such further acts and things and to execute, and deliver all such additional documents, instruments and certificates, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable for the purposes of carrying out the foregoing resolutions, any such determination to be conclusively evidenced by the doing by such officers of any such act or thing, or the execution and delivery by such officers of any such additional documents, instruments or certificates.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

BOARD OF DIRECTORS

/s/ SEW WEN CHEAN	/s/ CHUA HWEE PING
SEW WEN CHEAN	CHUA HWEE PING
Director	Director